                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                   NORTH CAROLINA NATURAL GAS COMPANY, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                 CALVIN WELLS
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 (NCNG LOGO)

                    NORTH CAROLINA NATURAL GAS CORPORATION

                      150 Rowan Street/Post Office Box 909
                    Fayetteville, North Carolina 28302-0909

       -----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 9, 1996

       -----------------------------------------------------------------

                                                                December 6, 1995
                                                    Fayetteville, North Carolina

TO THE STOCKHOLDERS:

     Notice is hereby given that in accordance with the By-Laws, the Annual Meeting of the Stockholders of North Carolina Natural Gas Corporation (the "Company") will be held at The Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, at 10:00 A.M., on the 9th day of January 1996, for the following purposes:

     1. To elect three Directors to serve for a term of three years.

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record on November 24, 1995 are entitled to vote at the Annual Meeting and any adjournment thereof.


                                          SALLY T. SOWERS,
                                          Secretary

--------------------------------------------------------------------------------

Each Stockholder Who Does Not Expect to Attend is Urged to Date and Sign the Enclosed Proxy and Return it Promptly in the Enclosed Envelope Which Requires No Postage if Mailed in the United States.

                     NORTH CAROLINA NATURAL GAS CORPORATION

                      150 ROWAN STREET/POST OFFICE BOX 909
                    FAYETTEVILLE, NORTH CAROLINA 28302-0909
                                  910-483-0315
                                DECEMBER 6, 1995
                      ------------------------------------
                                Proxy Statement
                      ------------------------------------

     This proxy statement is furnished to Stockholders by the management of the Company for solicitation of proxies for use at the Annual Meeting of Stockholders on Tuesday, January 9, 1996, at 10:00 A.M. at The Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Any proxy given pursuant to the solicitation may be revoked by the persons giving it at any time before it is exercised. However, any proxy duly executed will continue in full force and effect until written instructions revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company. A proxy may also be revoked if the person executing the proxy is present at the meeting and orally states that he wishes to vote in person.

     The Annual Report for the twelve-month period ended September 30, 1995, is enclosed herewith.

     This proxy is solicited on behalf of the Board of Directors of the Company and the cost of solicitation has been or will be borne by the Company. The solicitation is to be by mail. In addition, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for their expense in so doing. It may be that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitation will be made by officers and regular clerical employees of the Company who will not be additionally compensated therefor.

RECORD DATE AND VOTING SECURITIES

     Only common stockholders of record at the close of business on the 24th day of November, 1995, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,477,200 shares of common stock, $2.50 par value. Each outstanding share entitles the record holder to one vote. No stockholder has the right to vote cumulatively for the election of directors. As of September 30, 1995, no stockholder, to the knowledge of the Company, is the beneficial owner of 5% or more of the Company's common stock.

ELECTION OF DIRECTORS AND INFORMATION AS TO MEMBERS

     The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class II expire with this Annual Meeting of Stockholders. Each of the nominees for Class II, if elected, will serve three years until the 1999 Annual Meeting and until their successors have been elected and qualified. The current Directors of Classes I and III will continue in office until the 1998 and 1997 Annual Meetings, respectively.

     The persons named in the enclosed form of proxy will vote for the election of the three nominees named below. In the event any of the nominees should become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The proxies solicited hereby will be voted FOR the election of three nominees listed below unless otherwise specified in the proxy.

     All of the nominees are currently Directors of the Company and each has served continuously as a Director of the Company since the year indicated. The Company is not aware of any reason why any nominee would be unable to serve.

     The following table sets forth the names and ages of the Nominees and Continuing Directors, their principal occupation during the past five years and other data regarding them, including Company securities beneficially owned at November 24, 1995, based on information received from the respective nominees and continuing Directors.

                        INFORMATION CONCERNING DIRECTORS

                                                                                                      SHARES
                            DIRECTOR            PRINCIPAL OCCUPATION AND DIRECTORSHIPS IN           BENEFICIALLY
         NAME          AGE   SINCE               OTHER PUBLIC COMPANIES WHERE APPLICABLE            OWNED(1)(2)
---------------------- ---  --------  ------------------------------------------------------------- -----------
                                                   NOMINEES FOR ELECTION AS DIRECTORS
Paul A. DelaCourt      61     1989    Chairman, The North Carolina Enterprise Corporation; Vice         7,750
                                      Chairman, North Hills, Inc., Raleigh, North Carolina.
                                      Directorships: Federal Reserve Bank of Richmond and Golden
                                      Corral Corporation
Frank B. Holding, Jr.  34     1995    President of First Citizens BancShares, Inc. and First            1,500
                                      Citizens Bank, Raleigh, North Carolina, 1994-date; Area
                                      Executive, First Citizens Bank, Charlotte, North Carolina,
                                      1992-1994; City Executive, First Citizens Bank, Fayetteville,
                                      North Carolina, 1989-1991. Directorship: First Citizens
                                      BancShares, Inc.
John O. McNairy        47     1995    President and CEO of Tidewater Transit Company and Harvey         4,500
                                      Enterprises & Affiliates, Kinston, North Carolina, 1981-date;
                                      Chairman of Board of Stackhouse, Inc., Goldsboro, North
                                      Carolina, 1994-date
                                                          CONTINUING DIRECTORS
George T. Clark, Jr.   67     1978    Attorney at Law, Wilmington, North Carolina                       7,648
  (Term Expires 1998)
James E.S. Hynes       55     1993    Chairman of the Board of Hynes Sales Co. Inc., manufacturers      3,000
  (Term Expires 1997)                 representatives, Charlotte, North Carolina.
                                      Directorship: Ruddick Corporation
Robert T. Johnson      59     1994    Retired Partner, Arthur Andersen LLP, Atlanta, Georgia            2,500
  (Term Expires 1998)
William H. Prestage    60     1988    President, Prestage Farms, Clinton, North Carolina.              10,570
  (Term Expires 1998)                 Directorship: Smithfield Foods, Inc.
Richard F. Waid        67     1981    Managing Director, The Robinson-Humphrey Company, Investment     13,706
  (Term Expires 1997)                 Banking & Securities Broker/Dealer, Atlanta, GA, 1992-date;
                                      Senior Vice President, Tucker Anthony, Incorporated,
                                      Investment Banking & Securities Broker/Dealer, Washington,
                                      D.C., 1990-1992. Directorship: Iverson Technology Corp.
Calvin B. Wells        59     1981    Chairman, President and Chief Executive Officer of the           20,682
  (Term Expires 1997)                 Company
All Directors and Officers as a Group,                                                                103,671
  including those named above (22 persons)

---------------

(1) The percentage of outstanding shares owned beneficially by each person named above is less than 1%. All Directors and Officers as a group owned 1.6%.
(2) Includes full shares acquired through the Dividend Reinvestment Plan.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Meetings of the Board of Directors are held regularly each quarter, including an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Special meetings of the Directors are called as necessary. The Board held four meetings in fiscal year 1995.

     The Company has two standing committees of the Board of Directors, an Audit Committee and a Personnel and Compensation Committee. The Company does not have a Nominating Committee.

     The Audit Committee, which consists of Messrs. Holding, McNairy, Prestage and Waid, is responsible for approval of the services performed by the Company's independent accountants and for review of the objectivity of its financial reporting. It meets with appropriate Company financial personnel and independent public accountants in connection with its review of the financial statements to be included in the Company's Annual Report to Stockholders. This Committee also recommends to the Board the appointment of the independent public accountants to serve as auditors for the following year in examining the accounts of the Company. This Committee met one time during fiscal year 1995.

     The Personnel and Compensation Committee, which consists of Messrs. Clark, DelaCourt, Hynes, and Johnson, approves changes in the Company's pension plan and makes recommendations to the Board with respect to compensation of the officers of the Company. This Committee met one time during fiscal year 1995.

     During the past fiscal year, no member of the Board of Directors attended fewer than 75% of the Directors' meetings or 75% of the meetings of committees of the Board of Directors on which they served.

DIRECTORS' COMPENSATION

     The Company's standard arrangement for compensation of Directors is payment of $1,250 per month as a Director's retainer fee and $600 for attendance at each meeting of the Board or a committee. Salaried officers of the Company also serving on the Board of Directors receive no additional compensation for their services as members of the Board of Directors.

     Under a retirement plan for Directors adopted by the Board on January 13, 1981, as amended, Directors of the Company, upon retirement from the Board of Directors at age 75 and after serving as a Director for five years or more, will be paid retirement compensation for life in an amount equal to the annual Director's retainer fee. If a Director elects to retire before age 75, the retirement compensation continues for the number of years he served on the Board. In the event of a change in control of the Company, a Director who has served not less than five years on the Board may elect to retire at such time with retirement compensation for life. After retirement, each Director shall be an Advisory Director available to the Board of Directors for consultation and advice.

EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION

     The following table sets forth all compensation paid to the Company's chief executive officer and the two other most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000 for the fiscal years 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                        ANNUAL COMPENSATION          AWARDS
                                    ---------------------------   ------------
                                                        OTHER      RESTRICTED          ALL
         NAME AND                                       ANNUAL       STOCK            OTHER
    PRINCIPAL POSITION       YEAR    SALARY    BONUS   COMP.(1)      AWARDS      COMPENSATION(2)
---------------------------  ----   --------   -----   --------   ------------   ---------------
Calvin B. Wells              1995   $246,412    $ 0    $121,788        $0            $     0
  Chairman, President and    1994    225,608      0           0         0                  0
  Chief Executive Officer    1993    205,608      0           0         0              3,465
Gerald A. Teele              1995    165,064      0      28,417         0                  0
  Senior Vice President      1994    153,858      0           0         0                  0
  and Chief Financial
  Officer                    1993    143,118      0           0         0              2,455
Terrence D. Davis            1995    118,331      0           0         0                  0
  Vice                       1994    108,650      0           0         0                  0
  President -- Operations
  and Industrial Sales       1993     97,967      0           0         0              1,110

---------------

(1) Represents the difference between the price paid by the named executive officers for Common Stock of the Company purchased from the Company upon the exercise of stock options and the fair market value of such Common Stock and cash paid for dividend equivalents accrued from the grant date to the exercise date.

(2) This compensation represents 2% of fiscal 1991 base compensation authorized by the Board of Directors and paid in March 1993.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows the aggregated stock options exercised in the fiscal year ended September 30, 1995 and the stock option values for the named executive officers at September 30, 1995.

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT FY-END           OPTIONS AT FY-END(2)
                     SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
                       ON EXERCISE      REALIZED(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ---------------   --------------   -----------   -------------   -----------   -------------
Calvin B. Wells.....      12,000          $ 90,900             --             --        $    --        $    --
Gerald A. Teele.....       2,800            21,210          5,600             --         47,320             --

---------------

(1) Represents the difference between the market value of the shares on the date of exercise of the options and the exercise price.
(2) Represents the closing price for NCNG Common Stock on September 30, 1995 of $22.25 less the exercise price for all outstanding options to the named individual.

KEY EMPLOYEE STOCK OPTION PLAN

     The Key Employee Stock Option Plan (the "Plan") was authorized by the Board of Directors and Shareholders in 1990. Specified key employees of the Company are eligible to receive an option to purchase shares of Common Stock of the Company. The purpose of the Plan is to attract and retain individuals of outstanding ability and to encourage such key employees to acquire an ownership in the Company.

     Under the Plan, options may be granted to all key employees as a group to purchase up to a maximum of 150,000 shares of the Company's Common Stock as adjusted for a stock split during 1992. The option price per share in each case will be 90% of the "fair market value" of a share of the Company's Common Stock on the date the option is granted as determined under the terms of the Plan. Payment of the purchase price upon exercise of an option must be made in cash. However, the Company shall pay to any employee exercising an option a sum equal to 50% of the dividends which would have been payable on the shares of Common Stock covered by the option during the period from the grant of the option to the exercise date of the option. Proceeds received by the Company upon the exercise of options will be used for general corporate purposes.

     An option may not be exercised until five years following the date of grant and shall then be exercisable only during the next two-year period (the "Option Period"). An option will terminate upon the earliest to occur of: (i) expiration of the Option Period; (ii) termination of the employee's employment during the five-year period following the date of grant for any reason other than death, disability or retirement under the Pension Plan; or (iii) three months following termination of the employee's employment for any reason during the Option Period. In the event of termination of employment during the five-year period following the date of grant due to death, disability or retirement, the employee (or, in the event of death, his beneficiary or estate) shall immediately become entitled to exercise the option for a period of three months as to a portion of the shares equal to the number of full calendar months between the date of grant and the date of termination divided by sixty. The plan also provides for a forfeiture at the discretion of the Committee of an employee's rights to purchase a portion of the shares subject to an option in certain cases where the employee is demoted or his responsibilities are reduced during the five years following the date of grant, and allows the Committee to provide that any option granted will otherwise expire or terminate prior to the expiration of the Option Period upon the occurrence of other events specified by the Committee. Options may be granted under the Plan on terms deemed appropriate by the Committee but which differ from those provided in the Plan where such options are granted in substitution for options held by employees of other corporations who become employees of the Company or one of its subsidiaries as the result of a merger or consolidation with the Company or the acquisition by the Company of such other corporation.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors and approved by Shareholders in 1990. The purpose of the ESPP is to encourage employees of the Company to purchase Common Stock in the Company and thereby increase employee interest in the successful operations of the Company and allow the Company's employees to share in the economic growth and success of the Company through stock ownership.

     The ESPP is administered by a committee of four (4) or more individuals who are Directors or employees of the Company. The ESPP provides for the reservation of 300,000 shares, adjusted for the stock split, of the Company's Common Stock available to all eligible employees of the Company.

     Eligible employees of the Company are those employees who have completed twelve (12) months of continuous service with the Company and meet the minimum work hours per week. Such employees may authorize a payroll deduction of any amount between 2% and 6% of their compensation, including bonuses and overtime, for the purchase of the Company's Common Stock. Any payroll deduction designated by an employee must be in whole multiples of 1% and any stock purchased from the Company on behalf of an employee shall be purchased once a year at a price equal to 90% of the lesser of the average of five (5) trading days ending on:

     (a) the first day of the offering period, or

     (b) the last day of the offering period.

The offering period shall be each twelve (12) month period commencing on January 1.

     The Board of Directors has the right to amend or terminate the ESPP at any time. The Plan was originally scheduled to terminate January 1, 1994. However in September 1993, the Board of Directors amended the Plan to extend the termination date to the earlier of (a) January 1, 1999, or (b) the date on which all or substantially all of the shares of Common Stock authorized for issuance under the Plan have been purchased.

EMPLOYEE RETIREMENT PLANS

     The Company has a defined benefit retirement plan (the "Retirement Plan") which covers all full time employees upon their attaining age 21 and completing one year of service. The Company also has a pension restoration plan (the "Restoration Plan") which provides certain employees with retirement benefits they otherwise would have received under the Retirement Plan formula but which may not be paid to them under the Retirement Plan due to limitations on benefits imposed by the Internal Revenue Code. Collectively, these plans are referred to herein as the "Retirement Plans".

     The Retirement Plan is wholly paid for by the Company which has established a trust with a bank as trustee to which contributions are made from time to time by the Company and from which the benefits under the Retirement Plan are paid. The Restoration Plan is administered by the Company and the benefits thereunder are payable from the Company's general funds.

     A participant in the Retirement Plans becomes fully vested prior to normal retirement at age 65 upon the completion of five years of service. Benefits are also provided under the Retirement Plans in the event of early retirement or disability retirement at or after age 55 and the completion of at least 20 years of service. Benefits under the Retirement Plans are based upon application of a formula to the specified average compensation and years of credited service (up to a maximum of 20 years) at normal retirement age. Benefit amounts are computed on a straight life annuity basis. Compensation covered by the Retirement Plans consists of W-2 wages plus certain deferred compensation, the total of which approximates the total of amounts shown in the Summary Compensation Table.

     The table below illustrates the amount of annual, normal retirement benefits payable under the Retirement Plans based upon application of the plan formula to the specified average compensation and years of credited service at normal retirement age, allowing for reasonable increases in existing compensation levels. These amounts, which do not reflect reductions which would result from joint and survivor elections, are in addition to Social Security benefits that would be paid at normal retirement age.

                       YEARS OF CREDITED SERVICE
    AVERAGE        ---------------------------------
  COMPENSATION       10           15           20
  ------------     -------     --------     --------
    $ 50,000       $12,500     $ 18,750     $ 25,000
      60,000        15,000       22,500       30,000
      70,000        17,500       25,250       35,000
      80,000        20,000       30,000       40,000
      90,000        22,500       33,750       45,000
     100,000        25,000       37,500       50,000
     110,000        27,500       41,250       55,000
     125,000        31,250       46,675       62,500
     140,000        35,000       52,500       70,000
     150,000        37,500       56,250       75,000
     175,000        43,750       65,625       87,500
     200,000        50,000       75,000      100,000
     225,000        56,250       84,375      112,500
     250,000        62,500       93,750      125,000
     275,000        68,750      103,125      137,500

     Anticipated years of credited service under the Retirement Plans for the individuals named in the Summary Compensation Table are as follows: Calvin B. Wells, 27 years; Gerald A. Teele, 31 years; and Terrence D. Davis, 19 years.

EXECUTIVE EMPLOYMENT AGREEMENTS
IN THE EVENT OF CHANGE IN CONTROL

     The Company has Employment Agreements ("Agreements") with ten (10) of its executive officers holding the rank of corporate vice president or higher. The purpose of such Agreements is to encourage retention of its present senior executive officers and provide assurance that such officers are able to devote their full attention and energies to the Company's business in the face of potentially disruptive and distracting circumstances that may arise upon an attempted or actual change in control or takeover of the Company. The Agreements provide for the payment of certain severance benefits only in the event of a termination of employment following a change in control of the Company. A "Change in Control" is deemed to have occurred if (i) the Company consolidates or merges into or with another corporation as a result of which the Company is not the surviving corporation, or (ii) a majority of the outstanding shares of the Company are acquired by any other corporation, person or group.

     Each officer is entitled to such benefits in the event his employment with the Company or its successor is terminated within a period of three (3) years following a Change in Control unless such termination is (i) due to his death or retirement, (ii) by the Company for "cause" or due to his "disability", or (iii) by the officer other than for "Good Reason". Such benefits consist of severance pay in an amount equal to the executive's salary in effect at the time of Change in Control for a maximum period of two (2) years and eleven (11) months plus participation in any pension or retirement plans, life insurance, health and accident insurance, and disability benefits normally due the employee provided that if the terminated executive obtains employment with another employer, the amount of compensation due the terminated employee by the Company or its successor will be reduced by the salary paid by the other employer. With respect to all individuals who have such Agreements, the average of their current annual salaries is $114,060.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no executive officer-director interlocks where an executive of the Company serves on the Compensation Committee of another company that has an executive officer serving on the Company's Board of Directors. Messrs. George T. Clark, Jr., Paul A. DelaCourt, James E.S. Hynes and Robert T. Johnson serve as the Directors' Personnel and Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission and the New York Stock Exchange.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Directors and executive officers, the Company believes that during the 1995 fiscal year, its Directors and executive officers complied with all applicable Section 16(a) filing requirements.

REPORT OF PERSONNEL AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee is responsible for recommending to the Board of Directors the compensation level of the Chief Executive and other officers of the Company. This Committee is comprised of four independent outside directors who are not eligible to participate in any compensation program available to officers or employees of the Company.

     The Committee's compensation philosophy is based on the following principles:

     (1) Compensation of the Company's executives is to be motivational and emphasize the key financial and operating objectives that have the ultimate goal of enhancing shareholder value while fulfilling the Company's responsibilities as a regulated North Carolina utility;

     (2) The levels of compensation shall reflect consideration of the level of job responsibility, individual performance, experience and industry peer comparisons;

     (3) Executive compensation is to be competitive in order to retain and attract qualified employees. In addition to monetary payments, the Company shall award stock options to executives in order to increase their stock ownership in the Company, thereby aligning the interests of executives with those of shareholders;

     (4) The Committee shall set compensation for its executives outside the presence of the executives concerned.

     The compensation of executive officers consists primarily of a base salary and the Key Employee Stock Option Plan previously described. Options granted under the Company's Stock Option Plan may not be exercised until five years following the date of grant and shall then be exercisable only in the next two-year period. This Plan is designed to attract and retain capable individuals and to encourage these employees to acquire an ownership interest in the Company and provide additional incentive for them to exert their best efforts to increase shareholder value.

     On recommendation of the Personnel and Compensation Committee and approval of the Board of Directors, Mr. Wells' salary was set at a level of $248,000 at the January 1995 meeting of the Board of Directors. This compensation level was set based on the factors indicated above, including compensation of individuals holding similar positions in other gas distribution companies, return on equity, other financial and operating performance indicators and certain qualitative factors. The performance of the Company's stock and total return for the most recent five-year period of his leadership as Chief Executive Officer is shown on the performance graph below.

     This report is submitted by members of the Personnel and Compensation
Committee: Paul A. DelaCourt, Chairman; George T. Clark, Jr.; James E.S. Hynes; and Robert T. Johnson.

PERFORMANCE GRAPH

     The graph below compares the yearly change in the cumulative total stockholder return for NCNG Common Stock as compared with the S&P 40 Utilities and a peer group of companies. This graph assumes investment of $100 in stock or index on September 30, 1990 and reinvestment of all subsequent dividends.

      Measurement Period                         S&P 40 Utili-
    (Fiscal Year Covered)            NCNG            ties         Peer Group
1990                                       100             100             100
1991                                       117             116             119
1992                                       174             132             147
1993                                       236             165             184
1994                                       205             143             164
1995                                       209             182             183

     The members of the peer group referred to in the performance graph above are Atlanta Gas Light Co., Atmos Energy Corp., Bay State Gas, Berkshire Gas Co., Brooklyn Union Gas Co., Cascade Natural Gas Corp., Colonial Gas Co., Connecticut Energy Corp., Connecticut Natural Gas Corp., Delta Natural Gas Co. Inc., Energy West Inc., Energynorth Inc., Essex County Gas Co.,

Indiana Energy Inc., Laclede Gas Co., MCN Corp., Mobile Gas Service Corp., New Jersey Resources, Nicor Inc., Northwest Natural Gas Co., NUI Corp., Peoples Energy Corp., Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of NC, Southeastern Michigan Gas Enterprises, United Cities Gas Co., Washington Gas Light Co., and Yankee Energy System, Inc.

INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Arthur Andersen LLP to continue as independent accountants for the Company and its wholly-owned subsidiaries, NCNG Exploration Corporation, NCNG Energy Corporation and Cape Fear Energy Corporation, for the fiscal year beginning October 1, 1995. Arthur Andersen LLP has acted for the Company in such capacity since 1959.

     Before each professional service was rendered by Arthur Andersen LLP, it was approved by, and the possible effect on the independence of the accountants was considered by, the Audit Committee of the Board of Directors. An invitation has been extended to the firm of Arthur Andersen LLP to attend the Annual Meeting of Stockholders with the opportunity to make a statement and to answer appropriate questions. A representative of the firm has indicated he will attend the meeting.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting and included in the proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices not later than August 5, 1996.

ANNUAL REPORT

     Pursuant to regulations of the Securities and Exchange Commission (SEC), the Company is required to file with the SEC an Annual Report on Form 10-K within 90 days of the end of each fiscal year. ON OR AFTER DECEMBER 31, 1995, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, POST OFFICE BOX 909, 150 ROWAN STREET, FAYETTEVILLE, NORTH CAROLINA 28302-0909, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FORWARDED WITHOUT CHARGE TO THE STOCKHOLDER MAKING SUCH REQUEST.

OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     By order of the Board of Directors this 6th day of December 1995.

                                                Sally T. Sowers, Secretary

                                                                      APPENDIX A


NORTH CAROLINA NATURAL GAS CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS FAYETTEVILLE, N.C. 28302-0909

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Calvin B. Wells and Sally T. Sowers, or either of them, with full power of substitution as proxies, to vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on January 9, 1996, and at any adjournments thereof as follows:

    1. ELECTION OF DIRECTORS
       / / VOTE FOR all nominees listed below                        / /  WITHHOLD AUTHORITY to vote for all nominees listed below

      Nominees: Paul A. DelaCourt, Frank B. Holding, Jr., John O. McNairy

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)
  2. Upon any other business which may properly come before the meeting or any adjournment thereof.

                  (continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                          (continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                DATED
                                                     -------------------------
                                                    (Be sure to date Proxy)

                                                ------------------------------
                                                Signature

                                                ------------------------------
                                                Signature if held jointly

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 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.
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